Exhibit 99.1
CONSENT OF CASSEL SALPETER & CO., LLC

Cleveland BioLabs, Inc.
73 High Street
Buffalo, NY 14203
Attention:  Special Committee of the Board of Directors

RE:
Proxy Statement / Prospectus of Cleveland BioLabs, Inc. (“Cleveland BioLabs”), which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Cleveland BioLabs (the “Registration Statement”).

Members of the Special Committee of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 16, 2020, to the Special Committee of the Board of Directors of Cleveland BioLabs as Annex B to the Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Amendment No. 2 to Registration Statement, under the headings “PROSPECTUS SUMMARY – Opinion of Financial Advisor to the Cleveland BioLabs Special Committee,” “THE MERGER – Background of the Merger,” “THE MERGER – Cleveland BioLabs Reasons for the Merger” and “THE MERGER – Opinion of the Financial Advisor to the Cleveland BioLabs Special Committee.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 4, 2021 Cassel Salpeter & Co., LLC /s/ Cassel Salpeter & Co., LLC